AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 1996
                                                      REGISTRATION NO. 333-.....
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                           ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                NGC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                           94-3248415
  (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                      13430 NORTHWEST FREEWAY, SUITE 1200
                              HOUSTON, TEXAS 77040
                                 (713) 507-6400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

 SEE "TABLE OF ADDITIONAL REGISTRANTS" ON THE FOLLOWING PAGE FOR INFORMATION
        RELATING TO THE GUARANTORS OF THE SECURITIES REGISTERED HEREBY.

                           KENNETH E. RANDOLPH, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      13430 NORTHWEST FREEWAY, SUITE 1200
                              HOUSTON, TEXAS 77040
                                 (713) 507-6400
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF     AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED           PER UNIT               PRICE          REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------
Debt Securities.........    $250,000,000(1)(2)       100%(3)          $250,000,000(3)        $86,207
- -------------------------------------------------------------------------------------------------------------
Guarantees(4)...........         (5)                  (5)                   (5)               (5)
=============================================================================================================

(1) If any Debt Securities are issued at an original issue discount, such greater amount as will result in the initial offering prices aggregating a maximum of $250,000,000, or if any Debt Securities are issued with a principal amount denominated in a foreign currency, such principal amount as shall result in aggregate initial offering prices the equivalent of $250,000,000 at the time of initial offering.

(2) Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to $100,000,000 of debt securities registered on Form S-3, Registration No. 33-97368. The maximum aggregate offering price of debt securities covered by such combined prospectus is $350,000,000.

(3) Estimated solely for the purpose of determining the registration fee and exclusive of accrued interest, if any.

(4) Guarantees by certain direct and indirect wholly owned subsidiaries of NGC Corporation of the payment of the principal of, and premium, if any, and interest on the debt securities are also being registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the Guarantees.

(5) No separate consideration will be received for the Guarantees from the purchasers of the Debt Securities.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO $100,000,000 OF DEBT SECURITIES REGISTERED ON FORM S-3, REGISTRATION NO. 33-97368, WHICH WAS DECLARED EFFECTIVE ON DECEMBER 12, 1995 (THE "PREVIOUSLY REGISTERED SECURITIES"). THIS REGISTRATION STATEMENT CONSTITUTES POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-97368 PURSUANT TO WHICH THE TOTAL AMOUNT OF UNSOLD PREVIOUSLY REGISTERED SECURITIES MAY BE OFFERED AND SOLD AS DEBT SECURITIES THROUGH THE USE OF THE COMBINED PROSPECTUS INCLUDED HEREIN. IN THE EVENT ANY PREVIOUSLY REGISTERED SECURITIES ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN ANY PROSPECTUS HEREUNDER.

================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS
                                       TO
                        FORM S-3 REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           NATURAL GAS CLEARINGHOUSE
                                WARREN NGL, INC.
                 WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
                  WARREN ENERGY RESOURCES, LIMITED PARTNERSHIP
                            WARREN GAS LIQUIDS, INC.
                    NGC OIL TRADING AND TRANSPORTATION, INC.
                           WARREN GAS MARKETING, INC.
                          WARREN NGL PIPELINE COMPANY
                         KANSAS GAS SUPPLY CORPORATION
                       WARREN INTRASTATE GAS SUPPLY, INC.
                                 NGC UK LIMITED
                                NGC CANADA, INC.
                                  WTLPS, INC.
                                  WPC LP, INC.
                               NGC FUTURES, INC.
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

              COLORADO                                        76-0461387
              DELAWARE                                        75-2386656
              DELAWARE                                        76-0507891
              DELAWARE                                        76-0349052
              DELAWARE                                        76-0467640
                TEXAS                                         76-0311015
              DELAWARE                                        73-1296245
              DELAWARE                                        73-1175068
              DELAWARE                                        13-1962688
              DELAWARE                                        76-0465435
           UNITED KINGDOM                                   NOT APPLICABLE
               ALBERTA                                      NOT APPLICABLE
              DELAWARE                                        76-0514228
              DELAWARE                                        76-0507890
                TEXAS                                         13-3466767
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                      13430 NORTHWEST FREEWAY, SUITE 1200
                              HOUSTON, TEXAS 77040
                                 (713) 507-6400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                           KENNETH E. RANDOLPH, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      13430 NORTHWEST FREEWAY, SUITE 1200
                              HOUSTON, TEXAS 77040
                                 (713) 507-6400
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENTS FOR SERVICE)

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 1996

PROSPECTUS
                                  $350,000,000
                                NGC CORPORATION
                                DEBT SECURITIES

                          ---------------------------

     NGC Corporation (the "Company" or "NGC") may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Securities") at an aggregate initial offering price of not more than $350,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement.

     Specific terms of each series of Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, interest rate or rates (or method of determining the same) and time or times of payment of any interest, any terms for optional or mandatory redemption, which may include redemption at the option of holders upon the occurrence of certain events, or payment of additional amounts or any sinking fund provisions, the initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series (the "Offered Securities") will be set forth in a Prospectus Supplement. As used herein, the term "Securities" shall include securities denominated in United States dollars or, at the option of the Company if so specified in an applicable Prospectus Supplement, in any other currency or currency unit, or in amounts determined by reference to an index. The Securities will be general unsecured obligations of the Company and will rank PARI PASSU with the Company's existing and future unsecured and unsubordinated indebtedness. The Company is a holding company, conducting all of its business through subsidiaries. The Company's obligations under the Securities will be fully and unconditionally guaranteed by the following Subsidiaries of the Company: Natural Gas Clearinghouse; Warren NGL, Inc.; Warren Petroleum Company, Limited Partnership; Warren Energy Resources, Limited Partnership; Warren Gas Liquids, Inc.; NGC Oil Trading and Transportation, Inc.; Warren Gas Marketing, Inc.; Warren NGL Pipeline Company; Kansas Gas Supply Corporation; Warren Intrastate Gas Supply, Inc.; NGC UK Limited; NGC Canada, Inc.; WTLPS, Inc.; WPC LP, Inc.; and NGC Futures, Inc. See "Description of Securities -- Subsidiary Guarantees." The Indenture generally does not restrict the Company's ability to merge or sell the stock or assets of a Subsidiary Guarantor, and certain of the Subsidiary Guarantees are subject to release under certain circumstances. As of September 3, 1996, the Company had consolidated debt of $761 million, of which $575 million was unsecured and unsubordinated indebtedness of the Company and $186 million was subordinated indebtedness of Warren NGL, Inc. (formerly Trident NGL, Inc.), one of the Subsidiary Guarantors. The Subsidiary Guarantees will rank senior to the existing and future subordinated indebtedness of the Subsidiary Guarantors. Neither the Company nor any of its Subsidiaries have any outstanding indebtedness that is secured or senior to the Securities or the Subsidiary Guarantees.

     The Securities may be sold directly by the Company to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement.

     The Securities may be issued in registered form or bearer form with or without coupons attached, or both. In addition, all or a portion of the Securities of a series may be issuable in temporary or permanent global form. Securities in bearer form may be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.
                          ---------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ---------------------------
     This Prospectus may not be used to consummate sales of the Securities unless accompanied by a Prospectus Supplement.

SEPTEMBER   , 1996

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). Certain securities of the Company are listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected and copied at the office of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement. Reference is made to such Registration Statement and to the exhibits thereto for further information with respect to the Company and the Securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's (i) Annual Report on Form 10-K/A for the year ended December 31, 1995, including the consolidated financial statements and schedule of NGC and the report thereon by Arthur Andersen LLP and the financial statements of Accord Energy Limited and the report thereon by Price Waterhouse, as filed with the Commission on July 26, 1996, (ii) Quarterly Report on Form 10-Q/A for the three-month period ended March 31, 1996, as filed with the Commission on July 29, 1996, (iii) Quarterly Report on Form 10-Q for the six-month period ended June 30, 1996, as filed with the Commission on August 14, 1996, and (iv) Current Reports on Form 8-K dated January 21, 1996, May 22, 1996, July 26, 1996, August 21, 1996 and August 31, 1996 are each hereby incorporated by reference herein.

     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to NGC Corporation, 13430 Northwest Freeway, Suite 1200, Houston, Texas 77040, Attention: Investor Relations; (713) 507-6400.

                   UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

     This Prospectus, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference," contains forward-looking statements. Such statements are typically indicated by words or phrases such as "anticipate," "estimate," "projects," "management believes," "the Company believes" and similar words or phrases. Such statements are subject to certain risks, uncertainties or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. While various factors will influence the outcome of those forward-looking statements, among the key factors that may have a direct bearing on the Company's results of operations and financial condition are: (i) competitive practices in the industries in which the Company competes,
(ii) fluctuations in energy commodity prices which have not been properly hedged or which are inconsistent with the Company's net open position in its energy marketing activities, (iii) environmental liabilities to which the Company may be subject in the future which are not covered by an indemnity or insurance,
(iv) the ability of the Company to successfully integrate the operations of the Company and the businesses contributed to the Company by Chevron U.S.A. Inc. and certain of its affiliates on August 31, 1996, and (v) the impact of current and future laws and governmental regulations (particularly environmental regulations) affecting the energy industry in general and the Company's operations in particular. Additional factors to consider in assessing the risks and uncertainties of such forward-looking statements are detailed in the Company's other filings with the Commission.

                                  THE COMPANY

     The Company is a leading North American aggregator, processor, transporter and marketer of energy products and services. NGC's integrated asset base includes, among other things, interests in approximately 15,000 miles of natural gas gathering and transmission pipelines, 56 gas processing plants, three natural gas liquids ("NGLs") fractionation facilities, 60 million barrels of NGL storage capacity, three NGL import / export marine terminals, ten other NGL terminals and approximately 2,100 miles of NGL pipelines. NGC is also the leading North American marketer of natural gas and NGLs and a leading U.S. marketer of electric power.

     NGC's business strategy, which it refers to as the "Energy Store" concept, embraces a commercial approach to integrating commodity marketing, risk management and production activities with the goal of maximizing value through a unified operation. Acting in the role of a large scale aggregator, processor, marketer and reliable supplier of multiple energy products and services, NGC is able to customize or package products and services to meet individual client specifications. NGC's management believes that the size and scope of NGC's operations allow it to be cost-competitive and still provide the full complement of services that energy customers demand while providing NGC cross-fuel and interregional profit opportunities not readily available to smaller or single commodity competitors.

     The Company is a holding company which operates through its subsidiaries. On August 31, 1996, the Company completed a strategic combination (the "Chevron Combination") with Chevron U.S.A. Inc. and certain Chevron affiliates ("Chevron") pursuant to which Chevron contributed substantially all of its midstream assets "(the " Contribution"), including substantially all of the assets comprising Warren Petroleum Company and Chevron's Natural Gas Business Unit and an undivided 49% interest in those assets that constitute the West Texas LPG Pipeline, into Midstream Combination Corp. ("Midstream"), a Delaware corporation formed for purposes of the transaction. Immediately following the Contribution, NGC, which was formed effective March 1, 1995, pursuant to a strategic business combination between Natural Gas Clearinghouse ("Clearinghouse") and Trident NGL Holdings, Inc., was merged with and into Midstream and renamed NGC Corporation. In connection with the Chevron Combination, NGC and Chevron and certain of their affiliates also entered into certain ancillary supply, sales and service agreements with respect to natural gas, NGLs and electricity, pursuant to which, among other things, NGC will have the right to (i) purchase and/or market substantially all the natural gas and NGLs produced or controlled by Chevron in the United States (except Alaska) and to supply natural gas and feedstocks to Chevron refineries and chemical plants in the United States and (ii) participate in existing and future opportunities to provide electricity to United States facilities of Chevron and its chemical company affiliate, as well as to purchase or market excess electricity generated by those facilities. The Company believes that its strategic alliances with Chevron will further enhance NGC's position as a leading marketer of energy products and its business strategy of being an "Energy Store" providing creative energy solutions for its customers. In connection with the Chevron Combination, NGC has agreed with the Federal Trade Commission to divest its ownership interest in one of its three NGL fractionation facilities and to relinquish operatorship at a second fractionation facility.

     Following the Chevron Combination, British Gas plc ("British Gas"), NOVA Corporation ("NOVA") and Chevron each directly or indirectly owns approximately 25.8% of the outstanding shares of common stock of the Company. In addition, Chevron owns all of the outstanding shares of the Company's Series A Participating Preferred Stock, which are convertible into shares of the Company's common stock upon the occurrence of certain events. If all the shares of Series A Participating Preferred Stock were converted into shares of the Company's common stock, British Gas and NOVA would each own 24.5% of the common stock and Chevron would own 29.5% of the common stock.

     The principal executive offices of the Company are located at 13430 Northwest Freeway, Suite 1200, Houston, Texas 77040, and the telephone number of that office is (713) 507-6400.

                                USE OF PROCEEDS

     Except as may otherwise be described in the Prospectus Supplement relating to an offering of Securities, the net proceeds from the sale of the Securities will be used for general corporate purposes. Any allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown. The computation for each of the years ended December 31, 1991 through 1994 includes only the consolidated results of Clearinghouse and its subsidiaries. The computation for 1995 includes the consolidated results of Clearinghouse and its subsidiaries for the full year, and of Trident NGL Holding, Inc. and its subsidiaries from March 1, 1995, the effective date of the Trident Combination.

        NGC CORPORATION
- -------------------------------           NATURAL GAS CLEARINGHOUSE
  SIX MONTHS        YEAR ENDED             YEARS ENDED DECEMBER 31,
ENDED JUNE 30,     DECEMBER 31,   ------------------------------------------
     1996              1995         1994       1993       1992       1991
- --------------     ------------   ---------  ---------  ---------  ---------
  3.36               2.48           13.08      19.18      11.84      10.12

     For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges (excluding capitalized interest and depreciation of interest previously capitalized) less undistributed income from equity investees. Fixed charges consist of (i) the Company's interest expense, (ii) amortization of deferred financing costs, (iii) interest capitalized during the year and (iv) the portion of the Company's lease rental expense representative of the interest factor attributable to such leases. Such ratios do not give effect to the Chevron Combination, which was completed on August 31, 1996.

     A statement setting forth the computation of the ratios of earnings to fixed charges is filed as an exhibit to the Registration Statement.

                           DESCRIPTION OF SECURITIES

     The Securities will be issued under an indenture dated as of September 26, 1996 (the "Indenture") between the Company, as issuer, the Subsidiary Guarantors and The First National Bank of Chicago, as trustee (the "Trustee"), a form of which is filed as an exhibit to the Registration Statement. The statements under this caption are summaries of certain provisions of the Indenture. Wherever particular Sections of the Indenture or terms not defined herein that are defined in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such Sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

     The Securities may be issued from time to time in one or more series. The particular terms of each series of Securities offered by any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

GENERAL

     The Indenture does not limit the amount of Securities, debentures, notes or other evidences of indebtedness that may be issued by the Company or any of its subsidiaries, nor does it restrict transactions between the Company and its affiliates or dividends and other distributions by the Company to its stockholders. In addition, other than as set forth under "-- Limitation on Liens," there are no provisions of the Indenture that afford holders of the Securities protection in the event of either a change in control of the Company or a highly leveraged transaction involving the Company.

     Securities may be issued under the Indenture from time to time in separate series up to an aggregate amount from time to time authorized by the Company for such series. The Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company unless the Company is required to secure the Securities pursuant to the Indenture provisions described below under "-- Limitation on Liens."

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Offered Securities: (1) the title of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) whether the Offered Securities are to be issuable as Registered Securities or Bearer Securities, or both, whether any of the Offered Securities are to be issuable initially in temporary global form and whether any of the Offered Securities are to be in permanent global form; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be issued; (5) the date or dates on which the Offered Securities will mature; (6) the rate or rates per annum (or the method by which such will be determined) at which the Offered Securities will bear interest, if any, and the date from which any such interest will accrue and whether, and under what circumstances, additional amounts with respect to such Securities shall be payable; (7) the Interest Payment Dates on which any such interest on the Offered Securities will be payable, the Regular Record Date for any interest payable on any Offered Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Offered Security on an Interest Payment Date will be paid; (8) any mandatory or optional sinking fund or analogous provisions; (9) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Offered Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Form, Exchange, Registration and Transfer," the Offered Securities may be presented for registration of transfer or exchange;
(10) the right of the Company to redeem the Offered Securities at its option and the period or periods, if any, within which and the price or prices at which the Offered Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption; (11) the denominations in which any Offered Securities which are Registered Securities will be issuable, if other than in denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Offered Securities which are Bearer Securities will be issuable, if other than in denominations of $5,000; (12) the currency or currencies (including composite currencies) in which payment of principal of and any premium and interest on the Offered Securities is payable; (13) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Securities; (14) information with respect to book-entry procedures, if any; and (15) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture. (Section 301) Any such Prospectus Supplement will also describe any special provisions for payment of additional amounts with respect to the Offered Securities.

     Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the maturity thereof, an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Security shall become due and payable. Special United States federal income tax considerations applicable to Securities issued at an original issue discount, including Original Issue Discount Securities, and special United States tax considerations and other terms and restrictions applicable to any Securities issued in bearer form, offered exclusively to United States Aliens or denominated in other than United States dollars, will be set forth in a Prospectus Supplement relating thereto.

     The Securities will be general unsecured obligations of the Company and will rank PARI PASSU with the Company's existing and future unsecured and unsubordinated indebtedness. The Company is a holding company, conducting all of its business through subsidiaries. Accordingly, the ability of the Company to meet its obligations under the Indenture and the Securities will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance funds to the Company. The obligations of the Company under the Securities will be guaranteed on a senior unsecured basis by the Subsidiary Guarantors. See " -- Subsidiary Guarantees." As of September 3, 1996, the Company had consolidated debt of $761 million, of which $575 million was unsecured and unsubordinated indebtedness of the Company, and $186 million was subordinated indebtedness of Warren NGL, one of the Subsidiary Guarantors. The Subsidiary Guarantees will rank senior to the existing and future subordinated indebtedness of the Subsidiary Guarantors.

     The Company has direct and indirect subsidiaries ("Non-Guarantor Subsidiaries") that are not included among the Subsidiary Guarantors, and the Indenture does not restrict the incurrence of debt by such subsidiaries. Although none of the Company's consolidated debt as of September 3, 1996 was indebtedness of a Non-Guarantor Subsidiary, such subsidiaries could incur indebtedness in the future. If a Non-Guarantor Subsidiary incurs debt, the rights of the holders of Securities to participate in the assets of any Non-Guarantor Subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors.

SUBSIDIARY GUARANTEES

     The obligations of the Company under the Securities will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors, subject to release as described below and under the caption "Consolidation, Merger and Sale of Assets." Initially, the Subsidiary Guarantors will consist of Clearinghouse, Warren NGL, Inc., formerly Trident NGL, Inc., ("Warren NGL"), Warren Petroleum Company, Limited Partnership ("Warren Petroleum"), Warren Gas Liquids, Inc., formerly NGC Liquids Marketing, Inc., ("Warren Liquids"), NGC Oil Trading and Transportation, Inc. ("NOTTI", and, together with Clearinghouse, Warren NGL, Warren Petroleum and Warren Liquids, the "Primary Guarantors") and Warren Energy Resources, Limited Partnership, formerly NGC Energy Resources, Limited Partnership, ("Warren Energy Resources"), Warren Gas Marketing, Inc., formerly Trident Gas Marketing, Inc., ("Warren Marketing"), Warren NGL Pipeline
Company, formerly Trident NGL Pipeline Company, ("Warren Pipeline"), Kansas
Gas Supply Corporation ("Kansas Gas"), Warren Intrastate Gas Supply, Inc., formerly Trident Acquisition Corp. ("WIGS"), NGC UK Limited ("NGC UK"), NGC Canada, Inc. ("NGC Canada"), WTLPS, Inc. ("WTLPS"), WPC LP, Inc. ("WPC"),
NGC Futures, Inc. ("NGC Futures") and any other Subsidiary of the Company that is added as a Subsidiary Guarantor after the date hereof (collectively, the "Secondary Guarantors").

     The Subsidiary Guarantees will be general unsecured obligations of each respective Subsidiary Guarantor and will rank PARI PASSU in right of payment with all existing and future unsecured and unsubordinated indebtedness of such Subsidiary Guarantor. (Section 1501) Each of the Subsidiary Guarantors is also a guarantor of the Company's obligations under its bank credit facility and $150,000,000 in aggregate principal amount of the Company's 6 3/4% Senior Notes due 2005 (the "6 3/4% Senior Notes") issued pursuant to an Indenture dated December 11, 1995. Each of the guarantors of the Company's bank credit facilities and the 6 3/4% Senior Notes is also a Subsidiary Guarantor of the Securities, except NGC Storage, Inc., HUB Services, Inc. and NGC Anardarko Gathering Systems, Inc.

     The Indenture provides that if any Subsidiary of the Company (other than NGC Storage, Inc., HUB Services, Inc. or NGC Anardarko Gathering Systems, Inc.) guarantees or becomes primarily obligated with respect to any Funded Indebtedness of the Company, other than the Securities, at any time subsequent to the date on which the Securities are originally issued, then the Company will cause the Securities to be equally and ratably guaranteed by such Subsidiary. (Section 1505) The Indenture also provides that a Secondary Guarantor, but not a Primary Guarantor, may be released from its Subsidiary Guarantee if such Secondary Guarantor is not a guarantor of or primary obligor under any Funded Indebtedness of the Company other than the Securities, provided that no Event of Default under the Indenture has occurred and is continuing. (Section 1506)

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. (Section 1502)

     Warren NGL, one of the Company's wholly owned subsidiaries and a Primary Guarantor, has $65,000,000 in senior subordinated notes due 2001 and $105,000,000 in junior subordinated notes due 2003 outstanding pursuant to indentures which Warren NGL entered into prior to the Trident Combination (the "Warren NGL Indentures"). The Indenture provides that the obligation of Warren NGL under its Subsidiary Guarantee will not exceed the maximum amount that Warren NGL can guarantee without violating the terms of the Warren NGL Indentures. (Section 1502) The Warren NGL Indentures contain certain covenants which, in certain circumstances, limit the amount of debt that Warren NGL can incur or guarantee. The Warren NGL Indenture relating to the senior subordinated notes permits, among other things, Warren NGL to incur or guarantee debt to the extent permitted by Warren NGL's bank facility (as defined in such indenture). The Warren NGL Indenture relating to the junior subordinated notes permits, among other things, Warren NGL to incur or guarantee debt subject to a cash flow to fixed charges coverage test. The Company will not issue Securities under the Indenture unless Warren NGL meets such incurrence tests at the time of issuance. Warren NGL currently satisfies both of these incurrence tests. Accordingly, the Company believes that Warren NGL's full and unconditional guarantee of the Company's obligations under the Securities is permitted by the Warren NGL Indentures (subject to the fraudulent conveyance or transfer issues addressed in the preceding paragraph). Certain parties may assert, however, that the amount of Warren NGL's guarantee of the Company's obligations under the Securities is limited in the event the guarantee is called upon by Holders of the Securities.

     Rights of subrogation under the Subsidiary Guarantees will be subordinated to the prior right of holders of the Securities to be paid in full. (Section
1510)

     Separate financial statements of each Subsidiary Guarantor have not been provided because management has determined that such information would not be material to investors as the aggregate assets, liabilities, earnings and equity of the Subsidiary Guarantors is substantially equivalent to the Company's consolidated assets, liabilities, earnings and equity. The Company also has direct and indirect subsidiaries that are not Subsidiary Guarantors. These non-guarantor subsidiaries, both individually and in the aggregate, are inconsequential to NGC (and its accounting predecessor, Clearinghouse) as of and for each of the three years ended December 31, 1995 and as of and for the six months ended June 30, 1996.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201) The Indenture also will provide that Securities of a series may be issuable in temporary or permanent global form. (Section 201)

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon, relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holders of such coupon, when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration or transfer (with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or any such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section
1002)

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Securities of that series for redemption and ending on the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer or exchange of any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, and any premium and interest on, Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, in the manner indicated in such Prospectus Supplement. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of, and any premium and interest on, Bearer Securities denominated and payable in U.S. dollars will be made at the offices of the Company's Paying Agent in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, and any premium and interest on, Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed on or before the due date to the address of the Person entitled thereto as such address shall appear in the Security Register. (Sections 307, 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee at its Corporate Trust Office will be designated as a Paying Agent for the Company for payments with respect to Securities which are issuable solely as Registered Securities, and the Company will maintain a Paying Agent outside the United States for payments with respect to Securities (subject to the limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, the City of New York, for principal payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section
1002)

     All monies paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

GLOBAL SECURITIES

     Securities of a series may be issued in whole or in part in the form of one or more global Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. (Section 203) Unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a global Security may not be transferred except as a whole by the depository for such global Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more global Securities will be described in the Prospectus Supplement relating to such series.

CERTAIN DEFINITIONS

     "Funded Indebtedness" means all outstanding indebtedness (including indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such indebtedness is originally incurred. (Section 101)

     "Net Tangible Assets" means the total amount of assets appearing on a consolidated balance sheet of the Company and its Subsidiaries less, without duplication: (i) total current liabilities (excluding current maturities of long-term debt and preferred stock); (ii) all reserves for depreciation and other asset valuation reserves; (iii) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset; and (iv) all appropriate adjustments on account of minority interests of other Persons holding common stock in any Subsidiary. (Section 101)

     "Principal Property" means any natural gas, natural gas liquids or crude oil pipeline, distribution system, gathering system, storage facility or processing plant, except any such property that in the opinion of the Board of Directors of the Company is not of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as a whole. (Section 101)

     "Principal Subsidiary" means any Subsidiary which owns a Principal Property. (Section 101)

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (ii) any partnership or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. For the purposes of this definition, "securities having ordinary voting power" means securities or other equity interests which ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency. (Section 101)

     "Subsidiary Guarantee" means any guarantee of the Securities by any Subsidiary Guarantor in accordance with the provisions set forth in "-- Subsidiary Guarantees." (Section 101)

     "Subsidiary Guarantor" means (i) each of Clearinghouse, Warren NGL,
Warren Petroleum, Warren Liquids and NOTTI (which are referred to herein as the "Primary Guarantors"); (ii) Warren Energy Resources, Warren Marketing, Warren Pipeline, Kansas Gas, WIGS, NGC UK, NGC Canada, WTLPS, WPC, NGC Futures, and any other Subsidiary (direct or indirect) of the Company that delivers a Subsidiary Guarantee pursuant to the provisions described under "-- Subsidiary
Guarantees" (which are referred to herein as the "Secondary Guarantors"); and
(iii) each of their respective successors and assigns, but excluding any Subsidiary released from its Subsidiary Guarantee pursuant to the terms of the Indenture. (Section 101)

LIMITATION ON LIENS

     The Indenture provides that the Company will not, and will not permit any Principal Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any Principal Property of the Company or any Principal Subsidiary or upon any shares of stock or indebtedness of any Principal

Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the Securities shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to: (a) mortgages on any property acquired, constructed or improved by the Company or any Principal Subsidiary after the date of the Indenture which are created within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof; PROVIDED that in the case of such construction or improvement the mortgages shall not apply to any property theretofore owned by the Company or any Principal Subsidiary other than theretofore unimproved real property; (b) existing mortgages on property acquired (including mortgages on any property acquired from a Person which is consolidated with or merged with or into the Company or a Subsidiary) or mortgages outstanding at the time any corporation, partnership or trust becomes a Subsidiary that are not incurred in connection with such entity becoming a Subsidiary; (c) mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type; (d) mortgages in favor of the Company or any Principal Subsidiary; (e) mortgages on any Principal Property held, leased or used by the Company or any Principal Subsidiary in connection with the exploration for, development of or production of (but not the gathering, processing, transportation or marketing of) natural gas, oil or other minerals; or (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a), (b), (c), (d) and (e). (Section 1006)

     Notwithstanding the foregoing, the Company and any Principal Subsidiary may, without securing the Securities, issue, assume or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount which, together with all other such Debt, does not exceed 15% of the Net Tangible Assets, as shown on a consolidated balance sheet, prepared by the Company in accordance with generally accepted accounting principles, as of a date not more than 90 days prior to the proposed transaction. (Section 1006)

EVENTS OF DEFAULT

     Any of the following events will constitute an Event of Default under the Indenture with respect to Securities of any series: (a) failure to pay any interest on any Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) any Subsidiary Guarantee (other than certain Subsidiary Guarantees of Secondary Guarantors, as specified in the Indenture) shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect, enforceable in accordance with the Indenture; (e) failure to perform any other covenant of the Company or any Subsidiary Guarantor in the Indenture or a Subsidiary Guarantee (other than a covenant included in the Indenture or a Subsidiary Guarantee solely for the benefit of series of Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization involving the Company or a Subsidiary Guarantor; and (g) any other Event of Default provided with respect to Securities of that series. (Section 501)

     If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, by notice as provided in the Indenture, may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the

Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series; PROVIDED, HOWEVER, that the Trustee shall not be obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Trustee in personal liability. (Section 512)

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. (Section 1007)

DEFEASANCE

     If so specified with respect to any particular series of Securities, the Company may discharge its indebtedness and its obligations and the obligations of the Subsidiary Guarantors or certain of their respective obligations under the Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee.

  DEFEASANCE AND DISCHARGE

     The Indenture provides that, if so specified with respect to the Securities of any series, the Company and the Subsidiary Guarantors will be discharged from any and all obligations in respect of the Securities of such series (except for certain obligations relating to temporary Securities and exchange of Securities, registration of transfer or exchange of Securities of such series, replacement of stolen, lost or mutilated Securities of such series, maintenance of paying agencies to hold moneys for payment in trust and payments of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Securities of such series. (Sections 1302 and 1304) Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or
(ii) since the date of the Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 1304) In the event of any such defeasance and discharge of Securities of such series, Holders of Securities of such series would be entitled to look only to such trust fund for payment of principal of and any premium and any interest on their Securities until Maturity.

   DEFEASANCE OF CERTAIN OBLIGATIONS

     The Indenture provides that, if so specified with respect to the Securities of any series, the Company may omit to comply with certain restrictive covenants, including the covenant described under " -- Limitation on Liens" above, and any such omission shall not be an Event of Default with respect to the Securities of such series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government

Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Securities of such series. The obligations of the Company and the Subsidiary Guarantors under the Indenture and the Securities of such series and any Subsidiary Guarantees other than with respect to such covenants shall remain in full force and effect. (Section 1303) Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. (Section 1304)

     Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the Securities of such series at the time of their Stated Maturity, in the event the Company exercises its option to omit compliance with the covenants defeased with respect to the Securities of any series as described above and the Securities of such series are declared due and payable because of the occurrence of any Event of Default, such amount may not be sufficient to pay amounts due on the Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the Indenture.

  FEDERAL INCOME TAX CONSEQUENCES

     Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of Securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Securities.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security;
(b) change the Redemption Date with respect to any Security; (c) reduce the principal amount of, or premium or interest on, any Security; (d) change any obligation of the Company to pay additional amounts; (e) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (f) change the coin or currency in which any Security or any premium or interest thereon is payable; (g) change the redemption right of any Holder; (h) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; (i) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (j) reduce the requirements contained in the Indenture for quorum or voting; (k) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture; or (l) modify any of the above provisions. (Section 902)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of the Holders of all Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Securities of that series, waive any past default under the Indenture with respect to any Securities of that series, except a default (a) in the payment of principal of, or premium, if any, or any interest on any Security of such series or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder, or are present at a meeting of the Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Security denominated in a foreign currency or currency units shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount of such Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in clause (i) above. (Section 101)

     The Indenture contains provisions for convening meetings of the Holders of Securities of a series if Securities of that series are issuable as Bearer Securities. (Section 1401) A meeting may be called at any time by the Trustee, and also, upon request by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of that series, in any such case upon notice given in accordance with the provisions described under
" -- Notices" below. (Section 1402) Except for any consent which must be given by the Holders of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting at which a quorum is present) may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; PROVIDED, HOWEVER, that, except for any consent or waiver that must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage in aggregate principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Securities of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Securities of a series. (Section
1404)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of the Holders of any of the Outstanding Securities under the Indenture, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any other Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Securities and under the Indenture, that after giving effect to the transaction no Event of Default shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

     A Subsidiary Guarantor, without the consent of the Holders of any of the Outstanding Securities under the Indenture, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any other Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction (or in the case of a Subsidiary Guarantor organized under the laws of a jurisdiction outside the United States, a corporation, partnership, trust or similar business organization organized and existing under the laws of such foreign jurisdiction); PROVIDED that, except to the extent the succeeding paragraph would result in the release of the Subsidiary Guarantee of such Subsidiary Guarantor, any successor Person assumes such Subsidiary Guarantor's obligations on the

Securities and under the Indenture, that after giving effect to the transaction no Event of Default shall have occurred and be continuing, and that certain other conditions are met. (Section 803)

     In the event a Subsidiary Guarantor consolidates with or merges into, or conveys, transfers or leases its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary) pursuant to a transaction that is otherwise in compliance with the terms of the Indenture, such Subsidiary Guarantor shall be deemed to be released from its Subsidiary Guarantee and all other obligations and covenants under the Indenture to the extent that all guarantees and primary obligations of such Subsidiary Guarantor with respect to Funded Indebtedness of the Company (other than the Securities) shall also terminate upon the consummation of such transaction. (Section 805)

NOTICES

     Except as otherwise provided in the Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

TITLE

     Title to any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the owner thereof (whether or not such Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section
308)

REPLACEMENT OF SECURITIES

     Any mutilated Security or a Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Security to the Trustee. Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Security and coupons or evidence of destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Security in exchange for the Security to which such coupon appertains. In the case of a destroyed, lost or stolen Security or coupon, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Security or coupon before a replacement Security will be issued. (Section 306)

GOVERNING LAW

     The Indenture, the Securities, coupons and Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

REGARDING THE TRUSTEE

     The Company and certain affiliates from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, The First National Bank of Chicago in the ordinary course of their business. The First National Bank of Chicago serves as agent and is a lender under the Company's bank credit facility.

     The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest (as described in the Indenture), it must eliminate such conflict or resign. (Section 608)

                              PLAN OF DISTRIBUTION

     The Company may sell Securities to or through underwriters or dealers, and also may sell Securities directly to other purchasers or through agents.

     The Prospectus Supplement with respect to the Securities offered thereby will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents, any initial public offering price, any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers and any securities exchanges on which such Securities may be listed.

     If underwriters or dealers are used in the sale, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent (or the method by which such commissions can be determined) will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against or contribution toward certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Company or its Subsidiaries in the ordinary course of business.

                             VALIDITY OF SECURITIES

     The validity of the Securities will be passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable Prospectus Supplement.

                                    EXPERTS

     The audited consolidated financial statements and schedule of NGC Corporation and subsidiaries, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to such report, which includes an explanatory paragraph with respect to the change in its method of accounting for fixed price natural gas transactions to the mark-to-market method of accounting.

     The financial statements of Accord Energy Limited as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the period from December 2, 1993 to December 31, 1994, incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of NGC Corporation for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse, Chartered Accountants and Registered Auditors, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by the Company in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee:

            Registration Fee.....................  $   86,000
            Fees and expenses of accountants.....      50,000
            Fees and expenses of counsel.........     125,000
            Fees and expenses of Trustee and
            counsel..............................      10,000
            Printing.............................      50,000
            Rating Agency Fees...................     150,000
            Miscellaneous........................      29,000
                                                   ----------
                 Total...........................  $  500,000
                                                   ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of NGC Corporation (the
"Company"), as amended, provides that, to the fullest extent permitted by Delaware law, no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as director. By virtue of these provisions, a director of the Company is not personally liable for monetary damages for breach of such director's fiduciary duty except for liability for
(i) breach of duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or stock repurchases or redemptions that are unlawful under the DGCL and (iv) any transaction from which such director receives an improper personal benefit. In addition, the Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as amended. As a result, the rights of the Company and its stockholders to obtain monetary damages for acts or omissions of directors will be more limited than they would be in the absence of the limitation of liability provision. The limitation of liability provision does not limit or affect a stockholder's ability to seek and obtain relief under the federal securities laws.

     Section 145 of the DGCL permits indemnification upon a determination that an officer or director has met the applicable standard of conduct. Such officer or director is required to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of a corporation and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful. Section 145 does not authorize indemnification in actions brought by or in the right of a corporation with respect to any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought. The Company's Certificate of Incorporation provides for the mandatory indemnification of officers and directors to the fullest extent permitted under the DGCL. Section 145 also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The above discussion of the Company's Certificate of Incorporation and of Sections 102 and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and the DGCL.

     The Company has purchased liability insurance policies covering its directors and officers to insure against losses that are not covered by the indemnification of directors and officers by the Company, as discussed above. Covered losses include those arising from any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors or officers in their respective capacities as such. The Company is also insured against losses incurred as a result of indemnity payments to any director or officer.

ITEM 16.  EXHIBITS.

        2.1 -- Combination Agreement and Plan of Merger, dated as of October
               21, 1994, among Trident NGL Holding, Inc., Natural Gas Clearinghouse and certain entities parties thereto. (Incorporated by reference to Exhibit 1 to the Current Report on Form 8-K of Trident NGL Holding, Inc., dated October 21, 1994, Commission File Number 1-11156).

        2.2 -- Combination Agreement and Plan of Merger dated as of May 22, 1996, among NGC Corporation, Chevron U.S.A. Inc. and Midstream Combination Corp. (Incorporated by reference to Exhibit 1 to the Current Report on Form 8-K of NGC Corporation dated May 22, 1996, Commission File Number 1-11156).

        4.1 -- Form of Indenture between NGC Corporation, the Subsidiary Guarantors and The First National Bank of Chicago.

       *4.2 -- Forms of Securities.

        5   -- Opinion of Vinson & Elkins L.L.P.

       12   -- Computation of ratios of earnings to fixed charges.

       23.1 -- Consent of Arthur Andersen LLP.

       23.2 -- Consent of Price Waterhouse, Chartered Accountants and Registered Auditors.

       23.3 -- Consent of Vinson & Elkins L.L.P. (included in Exhibit 5).

       24   -- Powers of Attorney (included on the signature pages to this
               Registration Statement).

       25   -- Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 on Form T-1 of The First National Bank of Chicago.
- ------------
* The Company will file any form of Securities not previously so filed as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter provision, bylaw, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                       NGC CORPORATION

                                             By: /s/ C. L. WATSON
                                                     C. L. WATSON
                                          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                            OFFICER, PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           NAME AND SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  --------------------------------   --------------------
              /s/ C. L. WATSON                               Chairman of the Board,        September 24, 1996
                  C. L. WATSON                              Chief Executive Officer,
                                                             President and Director
                                                         (Principal Executive Officer)

              /s/ H. KEITH KAELBER                         Senior Vice President and       September 24, 1996
                  H. KEITH KAELBER                          Chief Financial Officer
                                                        (Principal Financial Officer and
                                                         Principal Accounting Officer)

              /s/ STEPHEN W. BERGSTROM                        Senior Vice President        September 24, 1996
                  STEPHEN W. BERGSTROM                            and Director

                                                                    Director                      , 1996
                  STEPHEN J. BRANDON

                                      II-4

                                                                    Director                      , 1996
                   ROY ALAN GARDNER

                                                                    Director                      , 1996
                   DAVID R. VARNEY

                                                                    Director                      , 1996
                  C. KENT JESPERSEN

             /s/  JEFFREY M. LIPTON                                 Director               September 24, 1996
                  JEFFREY M. LIPTON

             /s/ ALBERT TERENCE POOLE                               Director               September 24, 1996
                 ALBERT TERENCE POOLE

             /s/  DARALD W. CALLAHAN                                Director               September 24, 1996
                  DARALD W. CALLAHAN

             /s/    DONALD L. PAUL                                  Director               September 24, 1996
                    DONALD L. PAUL

             /s/  PETER J. ROBERTSON                                Director               September 24, 1996
                  PETER J. ROBERTSON

             /s/ DANIEL L. DIENSTBIER                               Director               September 24, 1996
                 DANIEL L. DIENSTBIER

               /s/ J. OTIS WINTERS                                  Director               September 24, 1996
                   J. OTIS WINTERS

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                          NATURAL GAS CLEARINGHOUSE
                                          By: NGC Corporation, its general
                                          partner

                                                By: /s/ C.L. WATSON
                                                        C. L. WATSON
                                                CHAIRMAN OF THE BOARD, CHIEF
                                                          EXECUTIVE
                                               OFFICER, PRESIDENT AND DIRECTOR
                                                     OF NGC CORPORATION

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                     TITLE
                  NAME AND SIGNATURE                          (OF NGC CORPORATION)                 DATE
- ------------------------------------------------------  --------------------------------   --------------------
                /s/  C. L. WATSON                           Chairman of the Board,        September 24, 1996
                     C. L. WATSON                           Chief Executive Officer,
                                                             President and Director
                                                         (Principal Executive Officer)

               /s/ H. KEITH KAELBER                        Senior Vice President and       September 24, 1996
                   H. KEITH KAELBER                         Chief Financial Officer
                                                        (Principal Financial Officer and
                                                         Principal Accounting Officer)

             /s/ STEPHEN W. BERGSTROM                        Senior Vice President         September 24, 1996
                 STEPHEN W. BERGSTROM                             and Director

                                                                    Director                      , 1996
                  STEVEN J. BRANDON

                                      II-6

                                                                    Director                      , 1996
                   ROY ALAN GARDNER

                                                                    Director                      , 1996
                   DAVID R. VARNEY

                                                                    Director                      , 1996
                  C. KENT JESPERSEN

              /s/ JEFFREY M. LIPTON                                 Director               September 24, 1996
                  JEFFREY M. LIPTON

             /s/ ALBERT TERENCE POOLE                               Director               September 24, 1996
                 ALBERT TERENCE POOLE

             /s/ DARALD W. CALLAHAN                                 Director               September 24, 1996
                 DARALD W. CALLAHAN

               /s/  DONALD L. PAUL                                  Director               September 24, 1996
                    DONALD L. PAUL

               /s/  PETER J. ROBERTSON                              Director               September 24, 1996
                    PETER J. ROBERTSON

            /s/  DANIEL L. DIENSTBIER                               Director               September 24, 1996
                 DANIEL L. DIENSTBIER

               /s/ J. OTIS WINTERS                                  Director               September 24, 1996
                   J. OTIS WINTERS

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                          WARREN NGL, INC.

                                            By: /s/ STEPHEN A. FERBACHER
                                                    STEPHEN A. FURBACHER
                                                   PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME AND SIGNATURE                                 TITLE                         DATE
- ------------------------------------------------------  --------------------------------   --------------------
             /s/ STEPHEN A. FURBACHER                        President and Director        September 24, 1996
                 STEPHEN A. FURBACHER                    (Principal Executive Officer)

              /s/  H. KEITH KAELBER                        Senior Vice President and       September 24, 1996
                   H. KEITH KAELBER                         Chief Financial Officer
                                                        (Principal Financial Officer and
                                                         Principal Accounting Officer)

                 /s/ C. L. WATSON                                   Director               September 24, 1996
                     C. L. WATSON

            /s/  KENNETH E. RANDOLPH                         Senior Vice President         September 24, 1996
                 KENNETH E. RANDOLPH                              and Director

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                          WARREN ENERGY RESOURCES, LIMITED
                                          PARTNERSHIP

                                            By:  Warren Energy, Inc.,
                                                 its general partner

                                            By: /s/ STEPHEN A. FERBACHER
                                                    STEPHEN A. FURBACHER
                                                   PRESIDENT AND DIRECTOR
                                                   OF WARREN ENERGY, INC.

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                     TITLE
         NAME AND SIGNATURE                (OF WARREN ENERGY, INC.)               DATE
- -------------------------------------  ---------------------------------   -------------------
    /s/ STEPHEN A. FURBACHER                President and Director         September 24, 1996
        STEPHEN A. FURBACHER             (Principal Executive Officer)

    /s/   H. KEITH KAELBER                   Senior Vice President         September 24, 1996
          H. KEITH KAELBER                       and Director
                                       (Principal Financial Officer and
                                         Principal Accounting Officer)

    /s/  KENNETH E. RANDOLPH                 Senior Vice President         September 24, 1996
         KENNETH E. RANDOLPH                     and Director

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                          WARREN GAS LIQUIDS, INC.

                                          By: /s/  STEPHEN A. FURBACHER
                                                   STEPHEN A. FURBACHER
                                                  PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         NAME AND SIGNATURE                          TITLE                        DATE
- -------------------------------------  ---------------------------------   -------------------
    /s/ STEPHEN A. FURBACHER           President and Director (Principal   September 24, 1996
        STEPHEN A. FURBACHER                  Executive Officer)

    /s/   H. KEITH KAELBER             Senior Vice President (Principal    September 24, 1996
          H. KEITH KAELBER              Financial Officer and Principal
                                              Accounting Officer)

                                          Vice President and Director                  , 1996
         WILLIAM A. ZARTLER

    /s/  KENNETH E. RANDOLPH                 Senior Vice President         September 24, 1996
         KENNETH E. RANDOLPH                     and Director

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                          NGC OIL TRADING AND
                                          TRANSPORTATION, INC.

                                          By: /s/ JAMES H. CURRENT
                                                  JAMES H. CURRENT
                                               PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME AND SIGNATURE                                 TITLE                         DATE
- ------------------------------------------------------  --------------------------------   --------------------
              /s/  JAMES H. CURRENT                          President and Director        September 24, 1996
                   JAMES H. CURRENT                      (Principal Executive Officer)

              /s/  H. KEITH KAELBER                          Senior Vice President         September 24, 1996
                   H. KEITH KAELBER                               and Director
                                                          (Principal Financial Officer
                                                            and Principal Accounting
                                                                    Officer)

             /s/ KENNETH E. RANDOLPH                         Senior Vice President         September 24, 1996
                 KENNETH E. RANDOLPH                              and Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                          NGC UK LIMITED

                                          By: /s/ C. L. WATSON
                                                  C. L. WATSON
                                         CHAIRMAN OF THE BOARD AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME AND SIGNATURE                                 TITLE                         DATE
- ------------------------------------------------------  --------------------------------   --------------------
               /s/   C. L. WATSON                            Chairman of the Board         September 24, 1996
                     C. L. WATSON                                 and Director
                                                         (Principal Executive Officer)

               /s/ H. KEITH KAELBER                          Senior Vice President         September 24, 1996
                   H. KEITH KAELBER                       (Principal Financial Officer
                                                            and Principal Accounting
                                                                    Officer)

                                                                    Director                      , 1996
                   JACOB S. ULRICH

               /s/ JAMES H. CURRENT                                 Director               September 24, 1996
                   JAMES H. CURRENT

             /s/ KENNETH E. RANDOLPH                                Director               September 24, 1996
                 KENNETH E. RANDOLPH

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                          NGC CANADA, INC.

                                          By: /s/ MICHAEL J. CYRUS
                                                  MICHAEL J. CYRUS
                                               PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         NAME AND SIGNATURE                         TITLE                         DATE
- -------------------------------------  --------------------------------   --------------------
     /s/  MICHAEL J. CYRUS                  President and Director        September 24, 1996
          MICHAEL J. CYRUS              (Principal Executive Officer)

     /s/  H. KEITH KAELBER                  Senior Vice President         September 24, 1996
          H. KEITH KAELBER               (Principal Financial Officer
                                           and Principal Accounting
                                                   Officer)

       /s/  C. L. WATCON                           Director               September 24, 1996
            C. L. WATSON

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                      WARREN GAS MARKETING, INC.

                                      By: /s/ STEPHEN A. FURBACHER
                                              STEPHEN A. FURBACHER
                                             PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME AND SIGNATURE                                  TITLE                        DATE
- ------------------------------------------------------  ---------------------------------   ------------------
            /s/  STEPHEN A. FURBACHER                        President and Director         September 24, 1996
                 STEPHEN A. FURBACHER                     (Principal Executive Officer)

              /s/  H. KEITH KAELBER                           Senior Vice President         September 24, 1996
                   H. KEITH KAELBER                               and Director
                                                              (Principal Financial
                                                              Officer and Principal
                                                               Accounting Officer)

             /s/ KENNETH E. RANDOLPH                                Director                September 24, 1996
                 KENNETH E. RANDOLPH

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                      WARREN NGL PIPELINE COMPANY

                                      By: /s/ STEPHEN A. FURBACHER
                                              STEPHEN A. FURBACHER
                                             PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME AND SIGNATURE                                  TITLE                        DATE
- ------------------------------------------------------  ---------------------------------   ------------------
             /s/ STEPHEN A. FURBACHER                        President and Director         September 24, 1996
                 STEPHEN A. FURBACHER                     (Principal Executive Officer)

               /s/ H. KEITH KAELBER                           Senior Vice President         September 24, 1996
                   H. KEITH KAELBER                               and Director
                                                              (Principal Financial
                                                              Officer and Principal
                                                               Accounting Officer)

             /s/ KENNETH E. RANDOLPH                                Director                September 24, 1996
                 KENNETH E. RANDOLPH

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                      KANSAS GAS SUPPLY CORPORATION

                                      By: /s/ STEPHEN A. FURBACHER
                                              STEPHEN A. FURBACHER
                                             PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME AND SIGNATURE                                  TITLE                        DATE
- ------------------------------------------------------  ---------------------------------   ------------------
             /s/ STEPHEN A. FUBACHER                         President and Director         September 24, 1996
                 STEPHEN A. FURBACHER                     (Principal Executive Officer)

              /s/  H. KEITH KAELBER                           Senior Vice President         September 24, 1996
                   H. KEITH KAELBER                               and Director
                                                              (Principal Financial
                                                              Officer and Principal
                                                               Accounting Officer)

             /s/ KENNETH E. RANDOLPH                                Director                September 24, 1996
                 KENNETH E. RANDOLPH

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                      WARREN INTRASTATE
                                      GAS SUPPLY, INC.

                                      By: /s/ STEPHEN A. FURBACHER
                                              STEPHEN A. FURBACHER
                                             PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME AND SIGNATURE                                  TITLE                        DATE
- ------------------------------------------------------  ---------------------------------   ------------------
             /s/ STEPHEN A. FUBACHER                         President and Director         September 24, 1996
                 STEPHEN A. FURBACHER                     (Principal Executive Officer)

              /s/  H. KEITH KAELBER                           Senior Vice President         September 24, 1996
                   H. KEITH KAELBER                               and Director
                                                              (Principal Financial
                                                              Officer and Principal
                                                               Accounting Officer)

             /s/ KENNETH E. RANDOLPH                                Director                September 24, 1996
                 KENNETH E. RANDOLPH

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                      WARREN PETROLEUM COMPANY,
                                      LIMITED PARTNERSHIP

                                      By: Warren Petroleum G.P., Inc., its
                                          general partner

                                      By: STEPHEN A. FURBACHER
                                          STEPHEN A. FURBACHER
                                         PRESIDENT AND DIRECTOR
                                      OF WARREN PETROLEUM G.P., INC.

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                      TITLE
                  NAME AND SIGNATURE                    (OF WARREN PETROLEUM G.P., INC.)           DATE
- ------------------------------------------------------  ---------------------------------   ------------------
             /s/ STEPHEN A. FUBACHER                         President and Director         September 24, 1996
                 STEPHEN A. FURBACHER                     (Principal Executive Officer)

              /s/  H. KEITH KAELBER                           Senior Vice President         September 24, 1996
                   H. KEITH KAELBER                               and Director
                                                              (Principal Financial
                                                              Officer and Principal
                                                               Accounting Officer)

             /s/ KENNETH E. RANDOLPH                                Director                September 24, 1996
                 KENNETH E. RANDOLPH

             /s/ STEPHEN W. BERGSTROM                               Director                September 24, 1996
                 STEPHEN W. BERGSTROM

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                      WPC LP, INC.

                                      By: /s/ H. KEITH KAELBER
                                              H. KEITH KAELBER
                                                  PRESIDENT

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME AND SIGNATURE                                  TITLE                        DATE
- ------------------------------------------------------  ---------------------------------   ------------------
               /s/ H. KEITH KAELBER                                President                September 24, 1996
                   H. KEITH KAELBER                       (Principal Executive Officer,
                                                           Principal Financial Officer
                                                        and Principal Accounting Officer)

             /s/ CHARLES H. BROWNMAN                               Director                September 24, 1996
                 CHARLES H. BROWNMAN

              /s/  MARK J. GENTILE                                  Director                September 24, 1996
                   MARK J. GENTILE

             /s/ JESSE A. FINKELSTEIN                               Director                September 24, 1996
                 JESSE A. FINKELSTEIN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                      WTLPS, INC.

                                      By: /s/ STEPHEN A. FURBACHER
                                              STEPHEN A. FURBACHER
                                             PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME AND SIGNATURE                                  TITLE                        DATE
- ------------------------------------------------------  ---------------------------------   ------------------
            /s/  STEPHEN A. FURBACHER                        President and Director         September 24, 1996
                 STEPHEN A. FURBACHER                     (Principal Executive Officer)

               /s/ H. KEITH KAELBER                           Senior Vice President         September 24, 1996
                   H. KEITH KAELBER                           (Principal Financial
                                                              Officer and Principal
                                                               Accounting Officer)

             /s/ KENNETH E. RANDOLPH                                Director                September 24, 1996
                 KENNETH E. RANDOLPH

             /s/ STEPHEN W. BERGSTROM                               Director                September 24, 1996
                 STEPHEN W. BERGSTROM

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1996.

                                          NGC FUTURES, INC.

                                          By: /s/ STEPHEN W. BERGCTROM
                                                  STEPHEN W. BERGSTROM
                                                 PRESIDENT AND DIRECTOR

     Each person whose signature appears below hereby appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME AND SIGNATURE                                  TITLE                        DATE
- ------------------------------------------------------  ---------------------------------   ------------------
            /s/  STEPHEN A. FURBACHER                        President and Director         September 24, 1996
                 STEPHEN A. FURBACHER                     (Principal Executive Officer)

               /s/ H. KEITH KAELBER                           Senior Vice President         September 24, 1996
                   H. KEITH KAELBER                           (Principal Financial
                                                              Officer and Principal
                                                               Accounting Officer)

             /s/ KENNETH E. RANDOLPH                                Director                September 24, 1996
                 KENNETH E. RANDOLPH

                /s/ JOEL M. STAI                                    Director                September 24, 1996
                    JOEL M. STAIB

                                     II-21